UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2021

SCOPUS BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39788	82-1248020
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 300

New York, New York 10170

(Address of principal executive offices)

(212) 479-2513

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SCPS	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Stock Exchange Agreement

On June 25, 2021 (the “Effective Date”), Scopus BioPharma Inc., a Delaware corporation (the “Company”), entered into a Stock Exchange Agreement (the “Stock Exchange Agreement”) with the stockholders of Olimmune, Inc., a Delaware corporation (“Olimmune”). Pursuant to the Stock Exchange Agreement, the Company acquired all of the issued and outstanding shares of Olimmune, a developer of groundbreaking oligonucleotide immunotherapies for treatment-resistant and metastatic cancers. The acquisition was undertaken in connection with Olimmune’s entry into two license agreements with City of Hope (“COH”), both of which are described below. Olimmune’s lead drug candidate, OLIM-01, is being developed for genitourinary and head and neck cancers. The acquisition of Olimmune expands the Company’s reach in immuno-oncology. In connection with the Stock Exchange Agreement, the Company issued to Olimmune stockholders 1,000,000 shares of common stock of the Company. We also issued 100,000 shares of common stock of the Company to COH as additional consideration for the two license agreements.

The foregoing description of the Stock Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Exchange Agreement which will be filed with the Securities and Exchange Commission (“SEC”) as an exhibit to the Company’s next periodic report.

On June 30, 2021, the Company issued a press release announcing the acquisition of Olimmune. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

ASO Exclusive License Agreement

On the Effective Date, Olimmune entered into an exclusive license agreement (the “ASO Exclusive License Agreement”) with COH pursuant to which Olimmune acquired from COH an exclusive license to ASO Patent Rights, which include: (i) PCT Application, Serial No. PCT/US2016/040361, filed June 30, 2016; (ii) patents, patent applications, continuations, divisional applications, and foreign equivalents that claim the same invention(s) and priority date as the foregoing; (iii) continuation-in-part applications that repeat a substantial portion of any of the foregoing applications; (iv) letters patent or the equivalent issued on any of the foregoing applications throughout the world; and (v) amendments, extensions, renewals, reissues, supplementary protection certificates, substitutions and re-examinations of any of the foregoing. Subject to the terms and conditions of the ASO Exclusive License Agreement, COH granted Olimmune an exclusive royalty-bearing right and license to commercially exploit the licensed rights in the field of therapeutics.

In connection with the ASO Exclusive License Agreement, Olimmune agreed to pay COH an upfront one-time non-refundable license fee and an additional one-time non-refundable license fee no later than five days after the six-month anniversary of the Effective Date. On or before the tenth business day after the beginning of each license year (excluding the first license year ending December 31, 2021), Olimmune agreed to pay to COH a non-refundable license maintenance fee. Over the course of the ASO Exclusive License Agreement, Olimmune is required to attain certain diligence milestones. Upon any change of control of Olimmune or an affiliate of Olimmune that controls Olimmune, we agreed to pay COH a non-refundable fee. We are also required to make development milestone payments for each indication. These development milestone payments are tied to achieving certain clinical milestones and obtaining marketing approvals. In addition to the development milestone payments, sales milestone payments are payable to COH tied to achieving certain levels of annual net sales. In addition, base royalties are payable on sales subject to minimum annual royalties, including an annual license maintenance fee. Concurrently with the execution of the ASO Exclusive License Agreement, we issued shares of the Company’s common stock to COH or its designees as described above.

The ASO Exclusive License Agreement includes customary representations, warranties and covenants. Subject to certain exceptions and limitations, each of Olimmune and the Company has agreed to indemnify COH for breaches of representations, warranties and covenants, and other specified matters. Unless terminated earlier, the ASO Exclusive License Agreement will remain in effect, on a country-by-country basis and licensed product-by-licensed product (licensed service-by-licensed service) basis, until the parties’ royalty obligations end. The ASO Exclusive License Agreement is subject to termination upon certain events, including an uncured material breach by either party. We have guaranteed Olimmune’s obligations under the two license agreements.

Decoy Exclusive License Agreement

On the Effective Date, Olimmune entered into an exclusive license agreement (the “Decoy Exclusive License Agreement”) with COH pursuant to which Olimmune acquired from COH an exclusive license to Decoy Patent Rights, which include: (i) United States Issued Patent Number 9,976,147, issued May 22, 2018, United States Issued Patent Number 10,829,765, issued November 10, 2020, and United States Patent Application Number 17/070,321, filed October 14, 2020; (ii) patents, patent applications, continuations, divisional applications, and foreign equivalents that claim the same invention(s) and priority date as the foregoing; (iii) continuation-in-part applications that repeat a substantial portion of any of the foregoing applications; (iv) letters patent or the equivalent issued on any of the foregoing applications throughout the world; and (v) amendments, extensions, renewals, reissues, supplementary protection certificates, substitutions and re-examinations of any of the foregoing.

The remainder of the terms and conditions of the Decoy Exclusive License Agreement are substantially the same as the ASO Exclusive License Agreement, except that the deadline dates for the diligence milestones and the date and amount to reimburse COH for patent expenses are different.

The foregoing descriptions of the terms of the ASO Exclusive License Agreement and the Decoy Exclusive License Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the form of ASO Exclusive License Agreement and the Decoy Exclusive License Agreement, in each case, to be filed with the SEC as exhibits to the Company’s next periodic report. Certain terms of the ASO Exclusive License Agreement and the Decoy Exclusive License Agreement have been omitted from this Current Report on Form 8-K (this “8-K”) and will be omitted from the versions of the ASO Exclusive License Agreement and the Decoy Exclusive License Agreement to be filed as exhibits to the Company’s next periodic report because such terms are (i) not material and/or (ii) would likely cause competitive harm to the Company if publicly disclosed.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The applicable information set forth in Item 1.01 of this 8-K is incorporated by reference in this Item 2.01.

Financial statements are not included in this 8-K because the Company has determined, in accordance with the guidance set forth in Regulation S-X Rule 11-01(d), that it did not acquire a business.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this 8-K is incorporated by reference in this Item 3.02. The shares issued in connection with the Stock Exchange Agreement and the two City of Hope license agreements, were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), under Section 4(a)(2) thereof. The limited number of recipients of the shares, the fact that each recipient has agreed that such shares have been acquired for investment and not for resale, and the facts and circumstances surrounding the transactions under which the shares were issued establish that the shares were not issued in a transaction involving a public offering within the meaning of Section 4(a)(2).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated June 30, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOPUS BIOPHARMA INC.

Dated: July 1, 2021	By:	/s/ Joshua R. Lamstein
Joshua R. Lamstein
Chairman